Exhibit 99.1

Contact: Charity Frantz
July 18, 2019	570-724-0225
charityf@cnbankpa.com

C&N DECLARES DIVIDEND AND Announces SECOND QUARTER 2019 UNAUDITED Financial RESULTS

For Immediate Release:

Wellsboro, PA – Citizens & Northern Corporation (“C&N”) (NASDAQ: CZNC) announced its most recent dividend declaration and its unaudited, consolidated financial results for the three-month and six-month periods ended June 30, 2019.

Dividend Declared

C&N’s Board of Directors declared a regular quarterly cash dividend of $0.27 per share. The dividend is payable on August 9, 2019 to shareholders of record as of July 29, 2019. Declaration of the dividend was made at the July 18, 2019 meeting of C&N’s Board of Directors.

Merger with Monument Bancorp, Inc.

C&N’s merger with Monument Bancorp, Inc. (“Monument”) was completed April 1, 2019. Monument was the parent company of Monument Bank, a commercial bank which operated two community bank offices and one lending office in Bucks County, Pennsylvania. Total purchase consideration was $42.7 million, including 1,279,825 shares of C&N common stock issued with a value of $33.1 million and cash paid totaling $9.6 million. Holders of Monument common stock prior to the consummation of the merger held approximately 9.4% of C&N’s common stock outstanding immediately following the merger.

In connection with the merger, effective April 1, 2019, C&N recorded goodwill of $16.7 million and a core deposit intangible asset of $1.5 million. Total loans acquired on April 1, 2019 were valued at $259.3 million, while total deposits assumed were valued at $223.3 million, borrowings were valued at $111.6 million and subordinated debt was valued at $12.4 million. The subordinated debt included an instrument with a fair value of $5.4 million that was redeemed on April 1, 2019 with no realized gain or loss. C&N acquired available-for-sale debt securities valued at $94.6 million and sold the securities in early April for approximately no realized gain or loss. The assets purchased and liabilities assumed in the merger were recorded at their estimated fair values at the time of closing and may be adjusted for up to one year subsequent to the acquisition.

C&N incurred merger-related expenses in the second quarter 2019 of $3.3 million, including costs associated with termination of data processing contracts, conversion of Monument’s customer accounting data into C&N’s core system, severance and similar expenses, legal and other professional fees and various other costs. Merger-related expenses for the six months ended June 30, 2019 totaled $3.6 million. Management expects additional merger-related expenses associated with the Monument merger subsequent to June 30, 2019 will be insignificant.

Unaudited Financial Information

Net income was $0.27 per diluted share in the second quarter 2019 as compared to $0.41 in the first quarter 2019 and $0.52 in the second quarter 2018. For the six months ended June 30, 2019, net income per diluted share was $0.67 as compared to $0.87 per share for the first six months of 2018. Earnings for the second quarter 2019 and six months ended June 30, 2019 were significantly impacted by the Monument acquisition, including the effects of non-recurring merger-related expenses described earlier. Further, interest income on loans acquired from Monument, partially offset by interest expense on deposits, borrowings and subordinated debt assumed, contributed to growth in C&N’s net interest income, while costs associated with the expansion contributed to an increase in noninterest expenses.

Earnings for the second quarter 2018 and six months ended June 30, 2018 included the benefit of a realized gain on a restricted equity security (Visa Inc. Class B stock) partially offset by the impact of a loss on available-for-sale debt securities. In the second quarter 2018, C&N recorded a pre-tax gain on a restricted equity security (Visa Class B stock) of $1,750,000 and a pre-tax impairment loss on available-for-sale debt securities (sold in July 2018) of $282,000.

The following table provides a reconciliation of C&N’s second quarter and June 30, 2019 year-to-date unaudited earnings results under U.S. generally accepted accounting principles (U.S. GAAP) to comparative non-U.S. GAAP results excluding Monument merger-related expenses and realized gains and losses on securities. Management believes disclosure of unaudited second quarter and six-months ended June 30, 2019 and 2018 earnings results, adjusted to exclude the impact of these items, provides useful information to investors for comparative purposes.

RECONCILIATION OF NET INCOME AND

DILUTED EARNINGS PER SHARE TO NON-U.S.

GAAP MEASURE

(Dollars In Thousands, Except Per Share Data)

(Unaudited)

	2nd Quarter 2019				2nd Quarter 2018
	Income			Diluted	Income			Diluted
	Before	Income		Earnings	Before	Income		Earnings
	Income	Tax		per	Income	Tax		per
	Tax	Provision	Net	Common	Tax	Provision	Net	Common
	Provision	(1)	Income	Share	Provision	(1)	Income	Share
Results as Presented Under U.S. GAAP	$4,342	$693	$3,649	$0.27	$7,748	$1,377	$6,371	$0.52
Add: Merger-Related Expenses	3,301	673	2,628
Less: Gain on Restricted Equity Security					(1,750)	(368)	(1,382)
Net (Gains) Losses on Available-for-Sale Debt Securities	(7)	(1)	(6)		282	59	223
Adjusted Earnings, Excluding Effect of Merger- Related Expenses, Gain on Restricted Equity Security and Net Gains and Losses on Available-for-Sale Debt Securities (Non-U.S. GAAP)	$7,636	$1,365	$6,271	$0.46	$6,280	$1,068	$5,212	$0.42

	6 Months Ended June 30, 2019				6 Months Ended June 30, 2018
	Income			Diluted	Income			Diluted
	Before	Income		Earnings	Before	Income		Earnings
	Income	Tax		per	Income	Tax		per
	Tax	Provision	Net	Common	Tax	Provision	Net	Common
	Provision	(1)	Income	Share	Provision	(1)	Income	Share
Results as Presented Under U.S. GAAP	$10,413	$1,674	$8,739	$0.67	$12,864	$2,118	$10,746	$0.87
Add: Merger-Related Expenses	3,612	739	2,873
Less: Gain on Restricted Equity Security					(1,750)	(368)	(1,382)
Net (Gains) Losses on Available-for-sale Debt Securities	(7)	(1)	(6)		282	59	223
Adjusted Earnings, Excluding Effect of Merger- Related Expenses, Gain on Restricted Equity Security and Net Gains and Losses on Available-for-Sale Debt Securities (Non-U.S. GAAP)	$14,018	$2,412	$11,606	$0.89	$11,396	$1,809	$9,587	$0.78

(1)	Income tax has been allocated based on an income tax rate of 21%. The tax benefit associated with merger-related expenses has been adjusted to reflect the estimated nondeductible portion of the expenses.

Additional highlights related to C&N’s second quarter and June 30, 2019 year-to-date unaudited earnings results as compared to the first quarter 2019 and comparative periods of 2018 are presented below.

Second Quarter 2019 as Compared to First Quarter 2019

Net income was $3,649,000 in the second quarter 2019 as compared to $5,090,000 in the first quarter 2019. As noted in the table above, second quarter 2019 net income, excluding the impact of merger-related expenses and net securities gains, would be $6,271,000. Other significant variances were as follows:

•	Net interest income increased $2,490,000 (21.3%) in the second quarter 2019 over the total for the first quarter 2019. Total average earning assets increased $285.0 million, including an increase in average loans outstanding of $281.5 million, reflecting the impact of the Monument acquisition as well as robust loan growth during the quarter. Total average deposits increased $248.1 million, including deposits assumed from Monument and seasonal growth in municipal deposits. The net interest margin was 3.89% for the second quarter 2019, down from 4.04% in the first quarter 2019. The average yield on earning assets increased 0.19% while the average rate paid on interest-bearing liabilities increased 0.44%. The increase in average rate on interest-bearing liabilities resulted primarily from comparatively higher rates on time deposits and short-term borrowings assumed from Monument. Accretion and amortization of purchase accounting-related adjustments from marking financial instruments to fair value had a positive effect on net interest income in the second quarter 2019 of $214,000, including an increase in income on loans of $413,000 partially offset by increases in interest expense on time deposits of $137,000 and on short-term borrowings of $62,000. The net positive impact to the second quarter 2019 net interest margin from accretion and amortization of purchase accounting adjustments was 0.06%.

•	The credit for loan losses (reduction in expense) was $4,000 in the second quarter 2019 as compared to a credit of $957,000 in the first quarter 2019. In each of the first two quarters of 2019, the credit for loan losses reflected the impact of eliminations of specific allowances on commercial loans that are no longer considered impaired.

•	Noninterest income of $4,849,000 in the second quarter 2019 was up $443,000 from the first quarter 2019 total. Total trust and brokerage revenue increased $277,000 while net gains from sales of residential mortgage loans increased $134,000. Other noninterest income decreased $93,000, as the first quarter total included revenue from realization of tax credits of $152,000 with no corresponding item in the second quarter.

•	Noninterest expense, excluding merger-related expenses, totaled $11,422,000 in the second quarter 2019, an increase of $726,000 over the first quarter 2019 amount. Salaries and wages expense increased $783,000, including $656,000 related to the former Monument operations. Data processing expenses increased $159,000, mainly due to costs associated with operating two core systems from April 1, 2019 until conversion of former Monument customer data to C&N’s core system was completed in late June. Professional fees expense increased $109,000, including increases in expense related to employee sales and service training and employee recruiting costs. Pensions and other employee benefits expense decreased $393,000 in the second quarter 2019 from the first quarter total, reflecting the customary seasonal recognition of higher payroll taxes in the first quarter and a $201,000 credit received in the second quarter for overpayment of claims on C&N’s partially self-insured health plan.

Second Quarter 2019 as Compared to Second Quarter 2018

As described above, second quarter 2019 net income was $3,649,000, and excluding the impact of merger-related expenses and net securities gains, would be $6,271,000. In comparison, second quarter 2018 net income was $6,371,000, and excluding net securities gains, would be $5,212,000. Other significant variances were as follows:

•	Second quarter 2019 net interest income of $14,205,000 was $2,950,000 (26.2%) higher in the second quarter 2019 as compared to the total for the second quarter 2018. Consistent with the discussion above, the growth in net interest income resulted mainly from growth related to the Monument acquisition. The net interest margin of 3.89% for the second quarter 2019 was slightly higher than the second quarter 2018 margin of 3.87%. The average yield on earning assets was 0.45% higher in the second quarter 2019 as compared to the same period in 2018, while the average rate paid on interest-bearing liabilities increased 0.60% between periods.

•	Second quarter 2019 noninterest income was $160,000 higher than the second quarter 2018 total. Total trust and brokerage revenue increased $147,000, interchange revenue from debit card transactions increased $58,000 and net gains from sales of residential mortgage loans increased $55,000. Other noninterest income decreased $92,000, as there was no revenue from realization of tax credits in the second quarter 2019 while the second quarter 2018 total included revenue of $154,000 from tax credits associated with a donation of real estate.

•	Noninterest expense, excluding merger-related expenses, increased $1,738,000 in the second quarter 2019 over the second quarter 2018 amount. Salaries and wages expense increased $1,083,000, including $656,000 related to the former Monument operations and an increase of $185,000 in cash and stock-based incentive compensation expense. Other noninterest expense increased $277,000. Within other noninterest expense, expenses and net losses on other real estate properties increased $137,000, with other increases in loan collection expenses of $63,000, amortization of core deposit intangibles of $72,000, credit card operating costs of $51,000, other taxes of $36,000 and insurance of $31,000. Also, within other noninterest expense, donations expense decreased $249,000 reflecting the second quarter 2018 donation of real estate referred to above that resulted in expense of $250,000 with no similar item in 2019. Data processing expenses increased $268,000, reflecting the costs of operating two core processing systems for most of the second quarter 2019 as well as costs related to product development efforts in connection with a fintech organization and other increases in software licensing costs.

Six Months Ended June 30, 2019 as Compared to Six Months Ended June 30, 2018

Net income for the six-month period ended June 30, 2019 was $8,739,000, or $0.67 per diluted share, while net income for the first six months of 2018 was $10,746,000, or $0.87 per share. Excluding the impact of merger-related expenses and net securities gains, adjusted earnings for the first six months of 2019 would be $11,606,000 or $0.89 per share as compared to similarly adjusted earnings of $9,587,000 or $0.78 per share for the first six months of 2018. Other significant variances were as follows:

•	Net interest income was up $3,768,000 (17.0%) for the first six months of 2019 over the same period in 2018, reflecting the benefits of growth related to the Monument acquisition. The net interest margin was 3.96% for the first six months of 2019, up from 3.86% in 2018. The net interest margin for the first six months of 2019 included a net positive impact from accretion and amortization of purchase accounting adjustments of 0.03%. For the first six months of 2019, the average yield on earning assets was up 0.38% as compared to the same period in 2018, while the average rate paid on interest-bearing liabilities was up 0.42% between periods. Despite compression in the interest rate spread, the increase in the net interest margin reflected growth in average earning assets of $157.9 million, while in comparison, average interest-bearing liabilities increased $106.6 million. The excess growth in earning assets was funded mainly by an increase of $35.7 million in average noninterest-bearing demand deposits and by an increase in average stockholders’ equity (excluding accumulated other comprehensive income) of $26.9 million.

•	The credit for loan losses (reduction in expense) was $961,000 for the first six months of 2019 as compared to a provision of $272,000 in the first six months of 2018. The credit for loan losses in 2019 reflects the impact of eliminations of specific allowances on commercial loans that are no longer considered impaired.

•	Noninterest income was $160,000 higher for the first six months of 2019 as compared to the first six months of 2018. Total trust and brokerage revenue increased $180,000 and interchange revenue from debit card transactions increased $122,000. Loan servicing fees, net, decreased $126,000, as the fair value of servicing rights decreased $148,000 in 2019 as compared to a decrease of $26,000 in 2018.

•	Noninterest expense, excluding merger-related expenses, increased $2,539,000 for the six months ended June 30, 2019 over the total for the first six months of 2018. Significant variances included the following:

➢	Salaries and wages expense increased $1,452,000, including $656,000 related to the former Monument operations and an increase of $351,000 in cash and stock-based incentive compensation expense.

➢	Other noninterest expense increased $735,000. Within other noninterest expense, expenses and net losses on other real estate properties increased $416,000, with other increases in loan collection expenses of $172,000, credit card operating costs of $83,000, amortization of core deposit intangibles of $73,000, insurance of $49,000, other taxes of $36,000 and consulting related to the overdraft privilege program of $35,000. Also within other noninterest expense, donations expense decreased $249,000 reflecting the second quarter 2018 donation of real estate referred to above that resulted in expense of $250,000 with no similar item in 2019.

➢	Data processing expenses increased $430,000, reflecting the costs of operating two core processing systems for most of the second quarter 2019 as well as costs related to product development efforts in connection with a fintech organization and other increases in software licensing costs.

➢	Automated teller machine and interchange expense decreased $175,000, reflecting cost reductions pursuant to a renegotiated service contract.

Other Information:

Changes in other unaudited financial information are as follows:

•	Total assets amounted to $1,609,685,000 at June 30, 2019, up from $1,290,000,000 at March 31, 2019 and up 25.4% from $1,284,007,000 at June 30, 2018.

•	Net loans outstanding (excluding mortgage loans held for sale) were $1,108,483,000 at June 30, 2019, up from $817,136,000 at March 31, 2019 and up 36.9% from $809,816,000 at June 30, 2018. In comparing outstanding balances at June 30, 2019 and 2018, total commercial loans increased $167.3 million (47.4%), total residential mortgage loans increased $126.9 million (28.2%) and total consumer loans increased $3.9 million (24.5%). At June 30, 2019, the outstanding balance of commercial loan participations with other financial entities was $66.3 million as compared to $68.4 million at March 31, 2019 and $62.9 million at June 30, 2018.

•	Total nonperforming assets as a percentage of total assets was 0.95% at June 30, 2019, down from 1.02% at March 31, 2019 and 1.35% at June 30, 2018. Included within nonperforming assets are loans considered impaired upon their purchase from Monument (“PCI Loans”). PCI Loans totaled $441,000 at April 1, 2019 and June 30, 2019.

•	Deposits and repo sweep accounts totaled $1,287,335,000 at June 30, 2019, up from $1,045,043,000 at March 31, 2019 and up 23.1% from $1,046,068,000 at June 30, 2018.

•	Total shareholders’ equity was $239,716,000 at June 30, 2019, up from $202,127,000 at March 31, 2019 and $189,179,000 at June 30, 2018. Within shareholders’ equity, the portion of accumulated other comprehensive income (loss) related to available-for-sale debt securities was $3,138,000 at June 30, 2019, up from ($941,000) at March 31, 2019 and ($6,476,000) at June 30, 2018. Fluctuations in accumulated other comprehensive income (loss) related to valuations of available-for-sale debt securities have been caused by changes in interest rates.

•	Citizens & Northern Bank is subject to various regulatory capital requirements. At June 30, 2019, Citizens & Northern Bank maintains regulatory capital ratios that exceed all capital adequacy requirements. Management expects the Bank to remain well-capitalized for the foreseeable future.

•	Assets under management by C&N’s Trust and Financial Management Group amounted to $948,998,000 at June 30, 2019, up from $924,080,000 at March 31, 2019 and up 2.4% from $927,089,000 at June 30, 2018.

Citizens & Northern Corporation is the parent company of Citizens & Northern Bank, an independent community bank providing complete financial, investment and insurance services through 27 full service offices located in Tioga, Bradford, Sullivan, Lycoming, Potter, Cameron, McKean and Bucks counties in Pennsylvania and in Canisteo and South Hornell, New York. C&N also offers commercial, residential and consumer lending services through offices in York and Warminster in Pennsylvania and Elmira, New York. C&N can be found on the worldwide web at www.cnbankpa.com. The Company’s stock is listed on NASDAQ Capital Market Securities under the symbol CZNC.

Safe Harbor Statement: Except for historical information contained herein, the matters discussed in this release are forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, the following: changes in monetary and fiscal policies of the Federal Reserve Board and the U.S. Government, particularly related to changes in interest rates; changes in general economic conditions; legislative or regulatory changes; downturn in demand for loan, deposit and other financial services in the Corporation’s market area; increased competition from other banks and non-bank providers of financial services; technological changes and increased technology-related costs; changes in management’s assessment of realization of securities and other assets; and changes in accounting principles, or the application of generally accepted accounting principles. Citizens & Northern disclaims any intention or obligation to publicly update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.